Exhibit 99.1

Noble International Announces

$16.3 Million Litigation Award

TROY, MI – SEPTEMBER 4, 2008 – Noble International, Ltd. (NASDAQ: NOBL) (the “Company”) today announced that its wholly-owned subsidiary, Noble Tube Technologies, LLC (collectively with the Company, “Noble”), received a litigation award of $16.3 million relating to Noble’s 2006 acquisition of Pullman Industries, Inc. (“Pullman”). The litigation award was a result of Noble’s claims that the former Pullman shareholders intentionally breached certain representations and warranties contained in the acquisition agreement. As a result of the award, Noble will not pay any of the $14 million of contingent consideration it had reserved for payment to the former shareholders pursuant to the acquisition agreement, and received an additional $2.3 million that was held in an escrow account pending resolution of the litigation. In addition, the Company will reverse approximately $1.7 million of accrued interest that may have become payable contingent upon the outcome of the litigation. This $18.0 million of pre-tax income will be reflected in the Company’s third quarter results.

Andrew J. Tavi, the Company’s Vice President and General Counsel, commented, “We are pleased to have achieved this result after a long and complex litigation process and believe the award reflects our efforts in carefully negotiating and enforcing the October 2006 stock purchase agreement.”

Thomas L. Saeli, the Company’s Chief Executive Officer, also commented as follows, “The litigation outcome announced today not only provides a financial benefit to the Company, but also allows management to now focus all of our time and energy on the many ongoing initiatives we have put in place to achieve optimum performance in the current economic environment.”

SAFE HARBOR STATEMENT

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs. For more information see www.nobleintl.com.

Certain statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to statements addressing operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results. These forward-looking statements are made on the basis of management’s assumptions and estimations when made and speak only as of the date thereof. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “would,” or “will” or variations of such words and similar expressions may identify such forward-looking statements. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information contact:

Andrew J. Tavi

Vice President & General Counsel

Noble International, Ltd.

(248) 519-0700